SERVICE AND WATER DISPOSAL AGREEMENT


     This  Service and Water Disposal Agreement is effective as  of  November
15,  2002  by  and  between   Petrol Oil and Gas Inc,  a  Nevada  Corporation
("POGI"), and B&B Cooperative Venture, ("B&B") and Birk Petroleum ("Birk").
                            Recitals

     WHEREAS,   Birk is the Owner/Operator of the Wilson SWD well located  in the Hatch Field, SE 1/4 of S 23 T 21 R13E of Coffey County, Kansas Docket # D-24630 ("Disposal Well"), and

     WHERAS, Birk has been granted all rights and authority by the landowner, mineral lease owner, City, County, State and Federal Authorities and Regulators to inject and dispose of brine waters into said Disposal Well, and

     WHEREAS, B&B and Birk and their employees have the knowledge and understanding involved in the injection of fluids into the Disposal Well in a safe and environmentally sound manner, and

     WHEREAS, Birk is licensed and operates as part of its general operations water well hauling, and

     WHEREAS, B&B operates a well serving operation capable of monitoring and assessing the integrity and operation of producing and shut in oil and gas wells ("Pumping Service"),

     WHEREAS, POGI is engaged in the drilling and completion of its wells in Coffey and other Counties in Kansas, and

     WHEREAS, POGI is also engaged in the business of producing gas and/or oil from its wells and monitoring the production process, and

     WHEREAS, POGI will at times produce water ("Produced Water") from its wells and storage Produced Water in tanks on POGI leases, and

     WHEREAS,  POGI is desirous to have B&B provide Pumping Services  on  its
existing  wells  to  monitor  operations,  and  assess  and  report  on   the
disposition of the production process, and

     WHEREAS, POGI desires to have Birk transport Produced Water from POGI lease tanks to the Disposal Well where Birk will inject Produced Water into the Disposal Well,

     NOW THEREFORE, in consideration of the above recitals and the mutual promises and conditions in this Agreement, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PUMPING SERVICES. B&B shall provide Pumping Service on POGI wells as instructed by POGI.

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      1.1.  B&B Pumping Services: B&B will check and monitor the wells,  tank batteries and associated well equipment that are necessary to maintain the wells in an operational manner. B&B will provide a daily report describing the activities and operational status of the POGI wells. The daily report will be transmitted to POGI via e-mail or FAX.

      1.2. POGI will pay B&B $10.00 (Ten dollars) per day for each well B&B provides Pumping Service. POGI will pay B&B on a monthly basis in the amount of $300.00 (Three Hundred dollars) per well.


2. WATER HAULING AND DISPOSAL. Birk will provide water hauling of POGI Produced Water and Birk will dispose of those Produced Water in the Disposal Well.

     2.1. Birk will unload Produced Water from POGI water tanks and transport the Produced Water to the Disposal Well.

      2.2. Birk will subsequently dispose of the Produced Water in the Disposal Well.

      2.3. POGI agrees to pay Birk at the rate of $60.00 (Sixty dollars) per hour for water hauling.

     2.4. POGI agrees to pay $250.00 (Two Hundred Fifty) per month for use of the Disposal Well. POGI will pay Birk 3 (Three) months in advance for the use of this disposal well.


3. TERM OF AGREEMENT. The term of this agreement shall be for 1 (One) year beginning on the date first written above, and ending November 15, 2003.

       3.1 Use of the Disposal Well will be terminated if Birk is not used for hauling water from the existing POGI wells.

4. CONFIDENTIAL INFORMATION:

     4.1 Nondisclosure. Without the prior written consent of POGI, B&B and/or Birk shall not, at any time, either during or after the term of this Agreement, directly or indirectly, divulge or disclose to any person, firm, association, or corporation, any plans, data, results of tests and data, or any other trade secrets or confidential materials or like information (collectively referred to as the "Confidential Information") of POGI, it being the intent of POGI, with which intent B&B and Birk hereby agrees, to restrict B&B and Birk from disseminating or using any like information that is unpublished or not readily available to the general public.

5. MISCELLANEOUS:

     5.1 Time of the Essence. Time is of the essence of this Agreement, and each provision hereof.

     5.2 Governing Law. The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of Kansas.

     5.3 Notice. Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be effective upon delivery of the same in person to the intended addressee, or upon deposit of the same with an overnight courier service (such as Federal Express) for delivery to the intended addressee at its address shown herein, or upon deposit of the same in the United States mail, postage prepaid, certified or registered mail, return receipt requested, sent to the intended addressee at its address shown herein. The address of any party to this Agreement may be changed by written notice of such other address given in accordance herewith and actually received by the other parties at least ten (10) days in advance of the date upon which such change of address shall be effective.

     POGI Address                       B&B Address
     Petrol Oil and Gas Inc.                 B&B Cooperative Ventures
     Attn: Paul Branagan                     874 12th Rd.
     6265 S. Stevenson Way                   Burlington, KS 66839
     Las Vegas,  NV 89120                    620 364 5875
     702 451 7324


     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

POGI:

DATE:__________________            By:/s/ Paul Branagan
     November 15th, 2002                      Paul Branagan

B&B:

DATE:___________________          By:/s/ Edward E Birk
        November 15th, 2002                      Edward E Birk , Director

B&B:

DATE:___________________          By:/s/ Brian Birk
        November 15th, 2002                      Brian Birk , Director